Exhibit 99.2

WHITESTONE REIT
COMMUNITIES THAT THRIVE
CREATING LOCAL CONNECTIONS
Fine Foods
SAFEWAY
WILDFLOWER BREAD COMPANY

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

FOR THE QUARTER ENDED JUNE 30, 2022

HOUSTON | AUSTIN | DALLAS | SAN ANTONIO | PHOENIX

WSR LISTED NYSE

CORPORATE PROFILE

NYSE: WSR

Common Shares

60 Community Centers

5.2 million sq. ft. of gross

leasable area

1,592 tenants

6 Top Growth Markets

Austin

Chicago

Dallas-Fort Worth

Houston

Phoenix

San Antonio

Fiscal Year End

12/31

Common Shares &

Units Outstanding*:

Common Shares: 49.2 million

Operating Partnership Units:

0.8 million

Whitestone REIT (NYSE: WSR) is a community-centered shopping center REIT that acquires, owns, manages, develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and high-household-income markets in the Sunbelt.  Whitestone creates communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone has consistently paid a monthly dividend for more than 15 years.  The Company’s balanced and well-managed capital structure provides stability and flexibility to support it through a multitude of economic cycles.

We invest in properties that are or can become Community Centered Properties® from which our tenants deliver needed services to the surrounding population. We focus on properties with smaller rental spaces that present opportunities for attractive returns.

Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity on our team and maintain in-house leasing, property management, marketing, construction, and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.

We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants, medical, educational and financial services, and entertainment. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of June 30, 2022, provided a 50% premium rental rate compared to our larger space tenants. The largest of our 1,592 tenants at our wholly owned properties comprised only 2.5% of our revenues for the three months ended June 30, 2022.

Distribution (per share / unit)*:
Quarter: $ 0.12	Investor Relations:
Annualized: $ 0.48	Whitestone REIT			ICR LLC.
Dividend Yield: 4.30%**	David Mordy			Brad Cohen
	Director, Investor Relations			203.682.8211
2600 South Gessner, Suite 500, Houston, Texas 77063
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
David F. Taylor	website: www.whitestonereit.com
Nandita V. Berry
Amy S. Feng	Analyst Coverage:
David K. Holeman	B. Riley FBR	Colliers	EF Hutton	JMP Securities
Jeffrey A. Jones	Craig Kucera	David Toti	Gaurav Mehta, CFA	Mitchell Germain
Paul T. Lambert	540.277.3366	917.903.9407	212.970.5261	212.906.3537
	ckucera@brileyfbr.com	david.toti@colliers.com	gmehta@efhuttongroup.com	mgermain@jmpsecurities.com

Maxim Group
Michael Diana
* As of August 1, 2022	212.895.3641
** Based on common share price	mdiana@maximgrp.com
of $11.16 as of close of market on
August 1, 2022.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

WHITESTONE REIT

REPORTS SECOND QUARTER 2022 RESULTS

Houston, Texas, August 2, 2022 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the second quarter of 2022. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in the largest, fastest-growing, high-household-income markets in the Sunbelt.

“We are very pleased to deliver strong second quarter operating and financial results with occupancy hitting a record 91.5% and Same Store NOI growth of 8%.  Our strategic focus on community centers in high-growth sunbelt markets continues to drive improvements in our leasing efforts and our rent per square foot.  We remain focused on maximizing shareholder value through organic growth, prudent capital allocation, reducing G&A, improving our debt leverage, and delivering on our targeted FFO per share growth of 14 to 19%.”

– Dave Holeman, Chief Executive Officer

Second Quarter 2022 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, NOI and EBITDAre are included herein.

•	Revenues of $35.0 million versus $30.6 million for the second quarter of 2021.
•

Net Income attributable to common shareholders of $4.3 million, or $0.09 per diluted share, versus $5.1 million, or $0.12 per diluted share for the second quarter of 2021, inclusive of $0.04 from discontinued operations.

•	Funds from Operations ("FFO") per diluted share of $0.25 versus $0.24 for the second quarter of 2021.
•	EBITDAre of $19.2 million versus $17.1 million for the second quarter of 2021.
•	Same-Store Net Operating Income ("NOI") of $21.8 million versus $20.2 million for the second quarter of 2021, representing 8% growth.
•	Net Effective Annual Base Rental Revenue per leased square foot of $21.72 as of June 30, 2022, representing growth of 8.9% since June 30, 2021

Operating Results

For the three month periods ending June 30, 2022 and 2021 the Company’s operating highlights were as follows:

	Second Quarter 2022	Second Quarter 2021
Occupancy:
Wholly Owned Properties – All	91.5%	89.9%
Same Store Property Net Operating Income Change (1)	8.0%	8.4%
Rental Rate Growth - Total (GAAP Basis):	17.4%	6.8%
New Leases	15.6%	3.1%
Renewal Leases	17.6%	7.9%
Leasing Transactions:
Number of New Leases	34	35
New Leases - Lease Term Revenue (millions)	$13.0	$12.3
Number of Renewal Leases	56	57
Renewal Leases - Lease Term Revenue (millions)	$16.1	$17.5

Balance Sheet and Debt Metrics

•

As of June 30, 2022, Whitestone had total debt of $637.8 million and net debt of $637.6 million, along with capacity and availability of $135.0 million and $110.1 million, respectively, under its $250 million revolving credit facility.

•	As of June 30, 2022, the Company has undepreciated real estate assets of $1.2 billion.

Dividend

On July 27, 2022, the Company declared a quarterly cash distribution of $0.12 per common share and OP unit for the fourth quarter of 2022, to be paid in three equal installments of $0.04 in October, November and December of 2022. The fourth quarter dividend represents an 11.6% increase from the fourth quarter of 2021.

On May 23, 2022, the Company declared a quarterly cash distribution of $0.12 per common share and OP unit for the third quarter of 2022, to be paid in three equal installments of $0.04 in July, August and September of 2022.

2022 Full Year Guidance

The Company reaffirms its previously released guidance for 2022 and estimates that U.S. generally accepted accounting principles (“GAAP”) net income available to common shareholders will be within the range of $0.35 to $0.39 per diluted share, and FFO will be within the range of $0.98 to $1.02 per diluted share and OP Unit.

2022 Guidance
(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT	$17,500 - $19,700
FFO (1)	$50,000 - $52,200

Net income attributable to Whitestone REIT per share	$0.35 - $0.39
FFO per diluted per share and OP Unit (1)	$0.98 - $1.02

Key Drivers:
Same store net operating income growth (2)	3.0% – 5.0%
Bad debt as a percentage of revenue	1.0% – 2.0%
General and administrative expense	$19,200 - $19,700
Ending occupancy	92% - 93%

(1) The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sale or disposal of assets, gain on sale of property from discontinued operations and pro rata net gain or loss on sale or disposal of properties or assets of real estate partnership. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

(2) Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods.

Portfolio Statistics

As of June 30, 2022, Whitestone wholly owned 60 Community-Centered Properties™ with 5.2 million square feet of gross leasable area ("GLA"). Five of the 60 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 32 properties in Texas, 27 in Arizona and 1 in Illinois. Whitestone’s Community-Centered PropertiesTM are located in the MSA's of Austin (5), Chicago (1), Dallas-Fort Worth (9), Houston (15), Phoenix (27), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities. The Company also owns an 81.4% equity interest in and manages eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the second quarter, the Company’s diversified tenant base was comprised of 1,592 tenants, with the largest tenant accounting for only 2.5% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Wednesday, August 3rd, 2022, at 8:00 A.M Eastern Time / 7:00 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:	1-877-407-0784
Dial-in number for international participants:	1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Wednesday, August 17, 2022. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13727919

Supplemental Financial Information

The second quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition, pending acquisitions and the impact of such acquisitions on our financial condition and results of operations, anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our shareholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of COVID-19 on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; inflation and increases in interest rates, operating costs or general and administrative expenses; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; the need to fund tenant improvements or other capital expenditures out of operating cash flow; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income (loss) alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, securities analysts, investors and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. FFO should not be considered as an alternative to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of property from discontinued operations, management fee (net of related expenses) and gain or loss on sale or disposition of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of property from discontinued operations, management fee (net of related expenses) and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2022	December 31, 2021

ASSETS
Real estate assets, at cost
Property	$1,204,029	$1,196,919
Accumulated depreciation	(205,058)	(190,333)
Total real estate assets	998,971	1,006,586
Investment in real estate partnership	34,827	34,588
Cash and cash equivalents	8,464	15,721
Restricted cash	184	193
Escrows and acquisition deposits	10,672	11,323
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	23,145	22,395
Receivable due from related party	1,220	847
Unamortized lease commissions, legal fees and loan costs	8,493	8,442
Prepaid expenses and other assets(2)	3,075	1,995
Total assets	$1,089,051	$1,102,090

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$638,011	$642,842
Accounts payable and accrued expenses(3)	28,864	45,777
Payable due to related party	1,435	997
Tenants' security deposits	8,314	8,070
Dividends and distributions payable	6,001	5,366
Total liabilities	682,625	703,052
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 49,241,251 and 49,144,153 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	49	48
Additional paid-in capital	622,593	623,462
Accumulated deficit	(224,363)	(223,973)
Accumulated other comprehensive income (loss)	1,774	(6,754)
Total Whitestone REIT shareholders' equity	400,053	392,783
Noncontrolling interest in subsidiary	6,373	6,255
Total equity	406,426	399,038
Total liabilities and equity	$1,089,051	$1,102,090

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2022	December 31, 2021
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$18,625	$18,410
Accrued rents and other recoveries	19,446	18,681
Allowance for doubtful accounts	(15,285)	(14,896)
Other receivables	359	200
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$23,145	$22,395

(2) Operating lease right of use assets (net)	$171	$222
(3) Operating lease liabilities	$171	$231

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Rental(1)	$34,663	$30,152	$68,471	$58,847
Management, transaction, and other fees	334	466	649	816
Total revenues	34,997	30,618	69,120	59,663

Operating expenses
Depreciation and amortization	7,862	7,105	15,772	14,118
Operating and maintenance	6,211	5,444	11,936	10,283
Real estate taxes	4,987	4,160	9,354	8,198
General and administrative	5,182	4,730	8,231	10,364
Total operating expenses	24,242	21,439	45,293	42,963

Other expenses (income)
Interest expense	6,234	6,143	12,295	12,275
(Gain) loss on sale or disposal of assets, net	(10)	(224)	5	(225)
Interest, dividend and other investment income	(16)	(23)	(30)	(72)
Total other expenses	6,208	5,896	12,270	11,978

Income before equity investment in real estate partnership and income tax	4,547	3,283	11,557	4,722

Equity (deficit) in earnings of real estate partnership	(41)	189	239	278
Provision for income tax	(100)	(87)	(201)	(174)
Income from continuing operations	4,406	3,385	11,595	4,826

Gain on sale of property from discontinued operations	—	1,833	—	1,833
Income from discontinued operations	—	1,833	—	1,833

Net Income	4,406	5,218	11,595	6,659

Less: Net income attributable to noncontrolling interests	68	92	179	118

Net income attributable to Whitestone REIT	$4,338	$5,126	$11,416	$6,541

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT, excluding amounts attributable to unvested restricted shares	$0.09	$0.08	$0.23	$0.11
Income from discontinued operations attributable to Whitestone REIT	—	0.04	—	0.04
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.09	$0.12	$0.23	$0.15
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT, excluding amounts attributable to unvested restricted shares	$0.09	$0.08	$0.23	$0.11
Income from discontinued operations attributable to Whitestone REIT	—	0.04	—	0.04
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.09	$0.12	$0.23	$0.15

Weighted average number of common shares outstanding:
Basic	49,147	43,378	49,147	42,939
Diluted	50,047	44,125	50,177	43,730

Consolidated Statements of Comprehensive Income

Net income	$4,406	$5,218	$11,595	$6,659

Other comprehensive income

Unrealized gain on cash flow hedging activities	2,675	1,289	8,661	3,510

Comprehensive income	7,081	6,507	20,256	10,169

Less: Net income attributable to noncontrolling interests	68	92	179	118
Less: Comprehensive income attributable to noncontrolling interests	41	21	133	62

Comprehensive income attributable to Whitestone REIT	$6,972	$6,394	$19,944	$9,989

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
(1) Rental
Rental revenues	$24,935	$22,238	$49,779	$43,864
Recoveries	9,603	8,057	18,940	15,655
Bad debt	125	(143)	(248)	(672)
Total rental	$34,663	$30,152	$68,471	$58,847

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income from continuing operations	$11,595	$4,826
Net income from discontinued operations	—	1,833
Net income	11,595	6,659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,772	14,118
Amortization of deferred loan costs	548	548
(Gain) loss on sale or disposal of assets, net	5	(225)
Bad debt	247	672
Share-based compensation	(630)	2,575
Equity in earnings of real estate partnership	(239)	(278)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	651	(1,128)
Accrued rents and accounts receivable	(997)	991
Receivable due from related party	(373)	(312)
Unamortized lease commissions, legal fees and loan costs	(1,402)	(1,852)
Prepaid expenses and other assets	708	201
Accounts payable and accrued expenses	(8,254)	(6,800)
Payable due to related party	438	389
Tenants' security deposits	244	364
Net cash provided by operating activities	18,313	14,089
Cash flows from investing activities:
Additions to real estate	(7,196)	(3,499)
Net cash used in investing activities	(7,196)	(3,499)
Net cash provided by investing activities of discontinued operations	—	1,833
Cash flows from financing activities:
Distributions paid to common shareholders	(11,148)	(9,082)
Distributions paid to OP unit holders	(175)	(165)
Proceeds from issuance of common shares, net of offering costs	—	25,371
Payments of exchange offer costs	—	(31)
Net payments of credit facility	(5,000)	(30,000)
Repayments of notes payable	(1,782)	(1,559)
Repurchase of common shares	(278)	(428)
Net cash used in financing activities	(18,383)	(15,894)
Net decrease in cash, cash equivalents and restricted cash	(7,266)	(3,471)
Cash, cash equivalents and restricted cash at beginning of period	15,914	25,956
Cash, cash equivalents and restricted cash at end of period (1)	$8,648	$22,485

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Six Months Ended June 30,
	2022	2021
Supplemental disclosure of cash flow information:
Cash paid for interest	$11,790	$11,829
Cash paid for taxes	$366	$364
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$25	$3
Financed insurance premiums	$1,846	$1,712
Value of shares issued under dividend reinvestment plan	$32	$30
Value of common shares exchanged for OP units	$8	$—
Change in fair value of cash flow hedge	$8,661	$3,510

	June 30, 2022
	2022	2021
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$8,464	$22,274
Restricted cash	184	211
Total cash, cash equivalents and restricted cash	$8,648	$22,485

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
FFO (NAREIT)
Net income attributable to Whitestone REIT	$4,338	$5,126	$11,416	$6,541
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	7,820	7,068	15,688	14,048
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	412	409	806	814
(Gain) loss on sale or disposal of properties or assets of real estate partnership (pro rata)(2)	—	(20)	—	(20)
(Gain) loss on sale or disposal of assets, net	(10)	(224)	5	(225)
Gain on sale of property from discontinued operations	—	(1,833)	—	(1,833)
Net income attributable to noncontrolling interests	68	92	179	118
FFO (NAREIT)	12,628	10,618	28,094	19,443

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$12,628	$10,618	$28,094	$19,443
Denominator:
Weighted average number of total common shares - basic	49,147	43,378	49,147	42,939
Weighted average number of total noncontrolling OP units - basic	770	773	770	773
Weighted average number of total common shares and noncontrolling OP units - basic	49,917	44,151	49,917	43,712

Effect of dilutive securities:
Unvested restricted shares	900	747	1,030	791
Weighted average number of total common shares and noncontrolling OP units - diluted	50,817	44,898	50,947	44,503

FFO per common share and OP unit - basic	$0.25	$0.24	$0.56	$0.44
FFO per common share and OP unit - diluted	$0.25	$0.24	$0.55	$0.44

(1)	Includes pro-rata share attributable to real estate partnership.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$4,338	$5,126	$11,416	$6,541
General and administrative expenses	5,182	4,730	8,231	10,364
Depreciation and amortization	7,862	7,105	15,772	14,118
(Equity) deficit in earnings of real estate partnership	41	(189)	(239)	(278)
Interest expense	6,234	6,143	12,295	12,275
Interest, dividend and other investment income	(16)	(23)	(30)	(72)
Provision for income taxes	100	87	201	174
Gain on sale of property from discontinued operations	—	(1,833)	—	(1,833)
Management fee, net of related expenses	29	83	81	163
(Gain) loss on sale or disposal of assets, net	(10)	(224)	5	(225)
NOI of real estate partnership (pro rata)	709	952	1,706	1,843
Net income attributable to noncontrolling interests	68	92	179	118
NOI	24,537	22,049	49,617	43,188
Non-Same Store NOI (1)	(1,497)	—	(2,793)	—
NOI of real estate partnership (pro rata)	(709)	(952)	(1,706)	(1,843)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	22,331	21,097	45,118	41,345
Same Store straight-line rent adjustments	(241)	(484)	(479)	(694)
Same Store amortization of above/below market rents	(233)	(240)	(462)	(441)
Same Store lease termination fees	(13)	(150)	(22)	(227)
Same Store NOI (2)	$21,844	$20,223	$44,155	$39,983

(1)

We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended June 30, 2022 to the three months ended June 30, 2021, Non-Same Store includes properties acquired between April 1, 2021 and June 30, 2022 and properties sold between April 1, 2021 and June 30, 2022, but not included in discontinued operations. For purposes of comparing the six months ended June 30, 2022 to the six months ended June 30, 2021, Non-Same Store includes properties acquired between January 1, 2021 and June 30, 2022 and properties sold between January 1, 2021 and June 30, 2022, but not included in discontinued operations.

(2)

We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended June 30, 2022 to the three months ended June 30, 2021, Same Store includes properties owned before April 1, 2021 and not sold before June 30, 2022.  For purposes of comparing the six months ended June 30, 2022 to the six months ended June 30, 2021, Same Store includes properties owned before January 1, 2021 and not sold before June 30, 2022.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$4,338	$5,126	$11,416	$6,541
Depreciation and amortization	7,862	7,105	15,772	14,118
Interest expense	6,234	6,143	12,295	12,275
Provision for income taxes	100	87	201	174
Net income attributable to noncontrolling interests	68	92	179	118
(Equity) deficit in earnings of real estate partnership	41	(189)	(239)	(278)
EBITDAre adjustments for real estate partnership	564	766	1,431	1,451
Gain on sale of property from discontinued operations	—	(1,833)	—	(1,833)
(Gain) loss on sale or disposal of assets, net	(10)	(224)	5	(225)
EBITDAre	$19,197	$17,073	$41,060	$32,341

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended June 30,		Increase	% Increase
	2022	2021	(Decrease)	(Decrease)
Same Store (53 properties excluding development land)
Property revenues
Rental	$32,559	$30,152	$2,407	8%
Management, transaction and other fees	189	321	(132)	(41)%
Total property revenues	32,748	30,473	2,275	7%

Property expenses
Property operation and maintenance	5,744	5,216	528	10%
Real estate taxes	4,673	4,160	513	12%
Total property expenses	10,417	9,376	1,041	11%

Total property revenues less total property expenses	22,331	21,097	1,234	6%

Same Store straight-line rent adjustments	(241)	(484)	243	(50)%
Same Store amortization of above/below market rents	(233)	(240)	7	(3)%
Same Store lease termination fees	(13)	(150)	137	(91)%

Same Store NOI (1)	$21,844	$20,223	$1,621	8%

(1)     For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Six Months Ended June 30,		Increase	% Increase
	2022	2021	(Decrease)	(Decrease)
Same Store (53 properties excluding development land)
Property revenues
Rental	$64,567	$58,847	$5,720	10%
Management, transaction and other fees	357	532	(175)	(33)%
Total property revenues	64,924	59,379	5,545	9%

Property expenses
Property operation and maintenance	11,080	9,836	1,244	13%
Real estate taxes	8,726	8,198	528	6%
Total property expenses	19,806	18,034	1,772	10%

Total property revenues less total property expenses	45,118	41,345	3,773	9%

Same Store straight-line rent adjustments	(479)	(694)	215	(31)%
Same Store amortization of above/below market rents	(462)	(441)	(21)	5%
Same Store lease termination fees	(22)	(227)	205	(90)%

Same Store NOI (1)	$44,155	$39,983	$4,172	10%

(1)     For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Other Financial Information:

Tenant improvements (1) (2)	$1,264	$488	$2,593	$968
Leasing commissions (1) (2)	$672	$969	$1,269	$1,735
Maintenance capital (1)	$1,192	$1,340	$1,739	$2,079
Scheduled debt principal payments (1)	$457	$436	$931	$890
Straight-line rent income (1)	$818	$472	$1,119	$686
Market rent amortization income from acquired leases (1)	$240	$228	$463	$426
Non-cash share-based compensation expense (1)	$841	$1,244	$(488)	$2,712
Non-real estate depreciation and amortization (1)	$42	$36	$84	$70
Amortization of loan fees (1)	$280	$279	$560	$559
Undepreciated value of unencumbered properties	$921,011	$828,298	$921,011	$828,298
Number of unencumbered properties	53	51	53	51
Full time employees	89	91	89	91

(1)	Includes pro-rata share attributable to real estate partnership.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of June 30, 2022
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.5%	49,241
Operating partnership units outstanding	1.5%	770
Total	100.0%	50,011

Market price of common shares as of June 30, 2022		$10.75

Total equity capitalization		$537,618	46%

Debt Capitalization:
Outstanding debt		$638,679
Less: Cash and cash equivalents		(8,464)
Total debt capitalization		630,215	54%

Total Market Capitalization as of June 30, 2022		$1,167,833	100%

SELECTED RATIOS:

	Three Months Ended		Six Months Ended
INTEREST COVERAGE RATIO	June 30,		June 30,
	2022	2021	2022	2021
EBITDAre/Interest Expense
EBITDAre (1)	$19,197	$17,073	$41,060	$32,341

Interest expense	6,234	6,143	12,295	12,275
Pro rata share of interest expense from real estate partnership	161	163	317	324
Less: amortization of loan fees, including pro rata share from real estate partnership	(280)	(279)	(560)	(559)
Interest expense, excluding amortization of loan fees	6,115	6,027	12,052	12,040

Ratio of EBITDAre to interest expense	3.1	2.8	3.4	2.7

(1)	For a reconciliation of EBITDAre, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	June 30,
	2022	2021
Debt/Undepreciated Book Value
Outstanding debt	$637,807	$614,392
Less: Cash	(8,464)	(22,274)
Add: Proportional share of net debt of real estate partnership	8,235	8,894
Outstanding debt after cash	$637,578	$601,012

Undepreciated real estate assets	$1,204,029	$1,109,794
Add: Proportional share of real estate from unconsolidated partnership	46,741	46,124
Undepreciated real estate assets	$1,250,770	$1,155,918
Ratio of debt to real estate assets	51%	52%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Debt/EBITDAre Ratio
Outstanding debt	$637,807	$614,392	$637,807	$614,392
Less: Cash	(8,464)	(22,274)	(8,464)	(22,274)
Add: Proportional share of net debt of unconsolidated real estate partnership	8,235	8,894	8,235	8,894
Total Net Debt	$637,578	$601,012	$637,578	$601,012

EBITDAre	$19,197	$17,073	$41,060	$32,341

Pro forma EBITDAre	19,197	17,073	41,060	32,341

Pro forma annualized EBITDAre	$76,788	$68,292	$82,120	$64,682

Ratio of debt to pro forma EBITDAre	8.3	8.8	7.8	9.3

Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	June 30, 2022	December 31, 2021
Fixed rate notes
$100.0 million, 1.73% plus 1.35% to 1.90% Note, due October 30, 2022 (1)	$100,000	$100,000
$165.0 million, 2.24% plus 1.35% to 1.90% Note, due January 31, 2024 (2)	165,000	165,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$19.0 million 4.15% Note, due December 1, 2024	18,188	18,358
$20.2 million 4.28% Note, due June 6, 2023	17,593	17,808
$14.0 million 4.34% Note, due September 11, 2024	12,844	12,978
$14.3 million 4.34% Note, due September 11, 2024	13,647	13,773
$15.1 million 4.99% Note, due January 6, 2024	13,772	13,907
$2.6 million 5.46% Note, due October 1, 2023	2,263	2,289
$50.0 million, 5.09% Note, due March 22, 2029	50,000	50,000
$50.0 million, 5.17% Note, due March 22, 2029	50,000	50,000
$1.8 million 3.15% Note, due November 28, 2022	872	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.90%, due January 31, 2023	114,500	119,500
Total notes payable principal	638,679	643,613
Less deferred financing costs, net of accumulated amortization	(668)	(771)
Total notes payable	$638,011	$642,842

(1)	Promissory note includes an interest rate swap that fixed the LIBOR portion of Term Loan 3 at 1.73%.

(2)	Promissory note includes an interest rate swap that fixed the LIBOR portion of the interest rate at an average rate of 2.24% for the duration of the term through January 31, 2024.

SCHEDULE OF DEBT MATURITIES AS OF JUNE 30, 2022
(in thousands)

Year	Amount Due
2022 (remaining)	$102,028
2023	142,363
2024	228,573
2025	17,143
2026	17,143
Thereafter	131,429
Total	$638,679

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
Community Centered Properties®	June 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Whitestone	5,211,176	91%	91%	90%	90%

Unconsolidated real estate partnership	926,798	56%	58%	59%	61%

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Safeway Stores Incorporated (2)	Austin, Houston and Phoenix	$2,531	2.5%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2022, 2024, 2025, 2025, 2026 and 2034
Whole Foods Market	Houston	2,247	2.2%	9/3/2014	2035
Frost Bank	Houston	1,988	2.0%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,260	1.3%	10/1/2015	2026
Bashas' Inc. (3)	Phoenix	1,010	1.0%	10/9/2004 and 4/1/2009	2024 and 2029
Verizon Wireless (4)	Houston and Phoenix	960	1.0%	8/16/1994, 2/1/2004, 5/10/2004, 1/27/2006 and 5/1/2014	2022, 2023, 2024, 2024 and 2038
Walgreens & Co. (5)	Houston and Phoenix	946	0.9%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2027, 2027, 2049 and 2056
Alamo Drafthouse Cinema	Austin	740	0.7%	2/1/2012	2031
Dollar Tree (6)	Houston and Phoenix	647	0.6%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, and 5/21/2013	2023, 2025, 2025, 2026 and 2027
Wells Fargo & Company (7)	Phoenix	605	0.6%	10/24/1996 and 4/16/1999	2022 and 2023
Kroger Co.	Dallas	483	0.5%	12/15/2000	2027
Regus Corporation	Houston	469	0.5%	5/23/2014	2025
Paul's Ace Hardware	Phoenix	490	0.5%	3/1/2008	2033
Capital Area Multispecialty Providers	Austin	444	0.4%	12/12/2011	2026
Original Ninfas LP	Houston	420	0.4%	8/29/2018	2029
		$15,240	15.1%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of June 30, 2022 for each applicable tenant multiplied by 12.

(2)

As of June 30, 2022, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,047,000, which represents approximately 1.0% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $44,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2026, was $344,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2025, was $353,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $318,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2025, was $425,000, which represents approximately 0.4% of our total annualized base rental revenue.

(3)

As of June 30, 2022, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $281,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $729,000, which represents approximately 0.7% of our total annualized base rental revenue.

(4)

As of June 30, 2022, we had five leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2038, was $23,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2023, was $138,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2024, was $38,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $749,000, which represents approximately 0.7% of our total annualized rental revenue. The annualized rental revenue for the lease that commenced on May 10, 2004, and is scheduled to expire in 2022, was $12,000, which represents less than 0.1% of our total annualized base rental revenue.

(5)

As of June 30, 2022, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $189,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.3% of our total annualized rental revenue.

(6)

As of June 30, 2022, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2025, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2025, was $118,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2026, was $175,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $156,000, which represents approximately 0.2% of our total annualized base rental revenue.

(7)

As of June 30, 2022, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2022, was $131,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2023, was $474,000, which represents approximately 0.5% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries
TENANT TYPE SUMMARY
As of June 30, 2022

	% of Leased SF	% of ABR
Restaurants & Food Service	18%	24%
Financial Services	6%	9%
Grocery	14%	8%
Salons	7%	8%
Medical & Dental	7%	8%
Home Décor And Improvement	7%	5%
General Retail	7%	5%
Non Retail	4%	5%
Education	4%	4%
Fitness	5%	4%
Apparel	4%	4%
Pet Supply & Services	3%	3%
Local Services	2%	2%
Off-Price	4%	2%
Wireless	1%	2%
Pharmacies & Nutritional Supplies	2%	2%
Entertainment	2%	2%
Sporting Goods	1%	1%
Postal Services	1%	1%
Automotive Supply & Services	1%	1%
Total	100%	100%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
RENEWALS
Number of Leases	56	57	112	105
Total Square Feet (1)	177,813	181,551	350,193	289,783
Average Square Feet	3,175	3,185	3,127	2,760
Total Lease Value	$16,105,000	$17,537,000	$29,829,000	$28,466,000
NEW LEASES
Number of Leases	34	35	63	81
Total Square Feet (1)	90,581	75,071	134,284	192,064
Average Square Feet	2,664	2,145	2,131	2,371
Total Lease Value	$12,996,000	$12,312,000	$22,245,000	$32,208,000
TOTAL LEASES
Number of Leases	90	92	175	186
Total Square Feet (1)	268,394	256,622	484,477	481,847
Average Square Feet	2,982	2,789	2,768	2,591
Total Lease Value	$29,101,000	$29,849,000	$52,074,000	$60,673,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives Per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
2nd Quarter 2022	63	$17,593,087	191,368	4.4	$596,616	$3.12	$20.72	$19.03	$324,270	8.9%	$596,073	17.4%
1st Quarter 2022	66	17,848,053	190,078	4.6	653,527	3.44	19.08	18.57	96,350	2.7%	345,345	10.1%
4th Quarter 2021	84	26,114,148	241,803	4.7	1,135,500	4.70	20.36	20.05	74,996	1.5%	670,356	14.9%
3rd Quarter 2021	75	21,174,759	159,787	4.8	843,333	5.28	24.34	23.62	115,317	3.0%	468,826	13.1%
Total - 12 months	288	$82,730,047	783,036	4.6	$3,228,976	$4.12	$20.95	$20.17	$610,933	3.9%	$2,080,600	13.9%

Comparable New Leases:
2nd Quarter 2022	10	$2,075,522	17,848	4.4	$163,749	$9.17	$25.55	$24.38	$21,009	4.8%	$62,963	15.6%
1st Quarter 2022	14	4,936,115	26,663	7.5	479,932	18.00	24.72	23.10	43,268	7.0%	77,077	12.7%
4th Quarter 2021	23	5,795,662	41,700	6.1	530,358	12.72	21.61	22.52	(38,073)	(4.1)%	97,992	11.2%
3rd Quarter 2021	13	2,201,043	18,848	4.2	101,472	5.38	23.72	25.49	(33,336)	(6.9)%	23,927	5.4%
Total - 12 months	60	$15,008,342	105,059	5.8	$1,275,511	$12.14	$23.45	$23.51	$(7,132)	(0.3)%	$261,959	11.2%

Comparable Renewal Leases:
2nd Quarter 2022	53	$15,517,566	173,520	4.4	$432,867	$2.49	$20.22	$18.48	$303,261	9.5%	$533,110	17.6%
1st Quarter 2022	52	12,911,938	163,415	4.2	173,595	1.06	18.16	17.84	53,082	1.8%	268,268	9.6%
4th Quarter 2021	61	20,318,486	200,103	4.4	605,142	3.02	20.10	19.54	113,069	2.9%	572,364	15.7%
3rd Quarter 2021	62	18,973,716	140,939	4.9	741,861	5.26	24.43	23.37	148,653	4.5%	444,899	14.1%
Total - 12 months	228	$67,721,706	677,977	4.4	$1,953,465	$2.88	$20.56	$19.65	$618,065	4.6%	$1,818,641	14.4%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY
(continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
2nd Quarter 2022	90	$29,101,085	268,394	5.1	$1,683,308	$6.27	$20.67
1st Quarter 2022	85	22,973,692	216,083	4.6	934,795	4.33	20.33
4th Quarter 2021	111	38,182,937	326,136	5.4	2,928,167	8.98	19.80
3rd Quarter 2021	103	33,044,924	238,717	5.0	2,040,458	8.55	24.44
Total - 12 months	389	$123,302,638	1,049,330	5.1	$7,586,728	$7.23	$21.19

New
2nd Quarter 2022	34	$12,996,051	90,581	6.6	$1,209,828	$13.36	$21.43
1st Quarter 2022	29	9,249,355	43,703	6.3	750,901	17.18	27.75
4th Quarter 2021	46	17,485,510	116,266	7.6	2,240,044	19.27	19.45
3rd Quarter 2021	38	12,734,682	90,143	5.2	1,210,123	13.42	24.85
Total - 12 months	147	$52,465,598	340,693	6.5	$5,410,896	$15.80	$22.47

Renewal
2nd Quarter 2022	56	$16,105,034	177,813	4.4	$473,480	$2.66	$20.28
1st Quarter 2022	56	13,724,337	172,380	4.1	183,894	1.07	18.45
4th Quarter 2021	65	20,697,427	209,870	4.3	688,123	3.28	19.99
3rd Quarter 2021	65	20,310,242	148,574	5.0	830,335	5.59	24.19
Total - 12 months	242	$70,837,040	708,637	4.4	$2,175,832	$3.07	$20.57

(1)

Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.
(3)	Estimated amount per signed lease. Actual cost of construction may vary.
(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.
(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of June 30, 2022
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2022	351	432,984	8.3%	$7,902	7.9%	$18.25
2023	272	602,646	11.6%	12,692	12.6%	21.06
2024	229	787,708	15.1%	16,874	16.8%	21.42
2025	229	836,131	16.0%	16,135	16.1%	19.30
2026	157	572,245	11.0%	11,990	11.9%	20.95
2027	161	538,234	10.3%	11,534	11.5%	21.43
2028	52	273,874	5.3%	5,659	5.6%	20.66
2029	38	198,589	3.8%	3,994	4.0%	20.11
2030	26	78,645	1.5%	2,609	2.6%	33.17
2031	26	127,698	2.5%	3,611	3.6%	28.28
Total	1,541	4,448,754	85.4%	$93,000	92.6%	$20.90

(1)	Lease expirations table reflects rents in place as of June 30, 2022, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of June 30, 2022 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries
Property Details
As of June 30, 2022

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	6/30/2022	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	42%	$557	$18.25	$18.62
Anderson Arbor	Austin	2001	89,746	91%	1,792	21.94	23.06
Anthem Marketplace	Phoenix	2000	113,293	88%	1,532	15.37	14.99
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	241	35.17	33.85
Bissonnet/Beltway	Houston	1978	29,205	93%	412	15.17	15.17
BLVD Place	Houston	2014	216,944	99%	9,293	43.27	44.21
The Citadel	Phoenix	2013	28,547	94%	503	18.74	18.26
City View Village	San Antonio	2005	17,870	100%	560	31.34	31.28
Davenport Village	Austin	1999	128,934	99%	3,512	27.51	28.10
Desert Canyon	Phoenix	2000	62,533	84%	706	13.44	15.25
Eldorado Plaza	Dallas	2004	219,287	100%	3,489	15.91	17.04
Fountain Hills	Phoenix	2009	111,289	94%	1,730	16.54	16.48
Fountain Square	Phoenix	1986	118,209	91%	1,882	17.50	17.24
Fulton Ranch Towne Center	Phoenix	2005	120,575	97%	2,242	19.17	20.37
Gilbert Tuscany Village	Phoenix	2009	49,415	91%	921	20.48	20.28
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	100%	128	8.77	8.90
Heritage	Dallas	2006	70,431	98%	1,658	24.02	23.83
HQ Village	Dallas	2009	89,134	97%	2,673	30.92	35.70
Keller Place	Dallas	2001	93,541	96%	1,017	11.33	11.75
Kempwood Plaza	Houston	1974	91,302	88%	1,220	15.18	15.04
La Mirada	Phoenix	1997	147,209	90%	3,277	24.73	25.23
Lakeside Market	Dallas	2000	162,649	90%	3,636	24.84	27.02
Las Colinas	Dallas	2000	104,919	96%	2,834	28.14	29.63
Lion Square	Houston	2014	117,592	98%	1,823	15.82	18.29
The MarketPlace at Central	Phoenix	2012	111,130	99%	1,148	10.43	10.33
Market Street at DC Ranch	Phoenix	2003	244,888	96%	5,330	22.67	22.47
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	90%	1,738	16.26	15.96
Paradise Plaza	Phoenix	1983	125,898	93%	1,582	13.51	13.45
Parkside Village North	Austin	2005	27,045	100%	887	32.80	39.79
Parkside Village South	Austin	2012	90,101	100%	2,552	28.32	28.49
Pima Norte	Phoenix	2007	35,110	70%	413	16.80	18.23
Pinnacle of Scottsdale	Phoenix	1991	113,108	100%	2,619	23.15	24.08
Pinnacle Phase II	Phoenix	2017	27,063	100%	842	31.11	31.89
The Promenade at Fulton Ranch	Phoenix	2007	98,792	64%	1,044	16.51	14.66
Providence	Houston	1980	90,327	96%	1,135	13.09	14.13
Quinlan Crossing	Austin	2012	109,892	96%	2,653	25.15	25.07
Seville	Phoenix	1990	90,042	92%	2,793	33.72	35.68
Shaver	Houston	1978	21,926	94%	344	16.69	16.69
Shops at Pecos Ranch	Phoenix	2009	78,767	99%	1,904	24.42	29.25
Shops at Starwood	Dallas	2006	55,385	98%	1,752	32.28	32.41
The Shops at Williams Trace	Houston	1985	132,991	95%	2,228	17.63	19.42
South Richey	Houston	1980	72,738	100%	862	11.85	11.80
Spoerlein Commons	Chicago	1987	43,855	90%	826	20.93	21.94
Starwood Phase II	Dallas	2016	35,351	90%	1,188	37.34	35.86
Strand	San Antonio	2000	73,920	100%	1,792	24.24	26.23
SugarPark Plaza	Houston	1974	95,032	97%	1,201	13.03	13.17
Sunridge	Houston	1979	49,359	70%	586	16.96	16.67
Sunset at Pinnacle Peak	Phoenix	2000	41,530	100%	807	19.43	20.49

Whitestone REIT and Subsidiaries
Property Details
As of June 30, 2022

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	6/30/2022	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Terravita Marketplace	Phoenix	1997	102,733	75%	1,365	17.72	15.74
Town Park	Houston	1978	43,526	96%	1,042	24.94	25.68
Dana Park	Phoenix	2009	323,026	83%	6,111	22.79	22.23
Westchase	Houston	1978	50,332	73%	605	16.47	16.33
Williams Trace Plaza	Houston	1983	129,222	91%	1,873	15.93	16.34
Windsor Park	San Antonio	2012	196,458	97%	1,975	10.36	10.59
Woodlake Plaza	Houston	1974	106,169	63%	1,165	17.42	17.48
Total/Weighted Average - Whitestone Properties			5,211,176	91%	100,000	21.09	21.72

Land Held for Development:
BLVD Phase II-B	Houston	N/A	—	—%	—	—	—
Dana Park Development	Phoenix	N/A	—	—%	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—%	—	—	—
Fountain Hills	Phoenix	N/A	—	—%	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—%	—	—	—
Total/Weighted Average - Land Held For Development (4)			—	—%	—	—	—

Grand Total/Weighted Average - Whitestone Properties			5,211,176	91%	$100,000	$21.09	$21.72

Properties owned in Unconsolidated Real Estate Partnership (81.4% ownership):
9101 LBJ Freeway	Dallas	1985	125,874	50%	$1,194	$18.97	$18.43
Corporate Park Northwest	Houston	1981	174,359	73%	1,805	14.18	14.02
Corporate Park Woodland II	Houston	2000	14,344	83%	201	16.88	17.22
Holly Hall Industrial Park	Houston	1980	90,000	57%	394	7.68	7.56
Holly Knight	Houston	1984	20,015	86%	384	22.31	21.84
Interstate 10 Warehouse	Houston	1980	151,000	6%	68	7.51	7.51
Uptown Tower	Dallas	1982	253,981	62%	3,854	24.47	23.97
Westgate Service Center	Houston	1984	97,225	83%	700	8.67	8.19
Total/Weighted Average - Unconsolidated Properties			926,798	56%	$8,600	$16.57	$16.22

(1)

Calculated as the tenant’s actual June 30, 2022 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of June 30, 2022. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of June 30, 2022 equaled approximately $267,503 for the month ended June 30, 2022.

(2)	Calculated as annualized base rent divided by leased square feet as of June 30, 2022.

(3)

Represents (i) the contractual base rent for leases in place as of June 30, 2022, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of June 30, 2022.

(4)	As of June 30, 2022, these parcels of land were held for development and, therefore, had no gross leasable area.

WHITESTONE REIT

AUSTIN – SAN ANTONIO

Anderson Arbor | Davenport Village | Quinlan Crossing | City View Village | Parkside Village North
Parkside Village South | The Strand at Huebner Oaks | Windsor Park Centre

DALLAS – FORT WORTH

Eldorado Plaza | Headquarters Village | Heritage Trace Plaza | Keller Place | Las Colinas Village
Lakeside Market | Shops at Starwood

HOUSTON

BLVD Place | Bissonnet Beltway Plaza | Kempwood Plaza | Lion Square | Providence Plaza
Shaver Street Center | Shops at Williams Trace | South Richey | Sugar Park Plaza | Sunridge Center
Town Park Plaza | Woodlake Plaza | Westchase Plaza | Williams Trace Plaza

PHOENIX

Ahwatukee Plaza | Anthem Marketplace | Desert Canyon | Fountain Hills Plaza | Fountain Square
Fulton Ranch Towne Center | Gilbert Tuscany Village | La Mirada Center | Market Street at DC Ranch
Marketplace at Central | Mercado at Scottsdale Ranch | Paradise Plaza | Pima Norte
Pinnacle of Scottsdale | Scottsdale Seville | Sunset at Pinnacle Peak | Terravita Marketplace | The Citadel
The Promenade at Fulton Ranch | The Shops at Pecos Ranch | Village Square at Dana Park

WSR
LISTED
NYSE

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 8240 Preston Rd, Suite 275, Plano, TX 75024 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037